Exhibit 4.6

                               FINANCING AGREEMENT

THIS AGREEMENT, dated for reference January 25, 2001, is among Iwasaka Investments Limited of, 12th Floor, 11 Duddel Street, Central, Hong Kong (IIL), and Shane Hackett (the Principal) and Hackett Media, Inc. (H.M.I.).

WHEREAS, IIL has agreed to organize up to a 2.5 million financing of H.M.I. through a company publicly traded, and the Shareholders of H.M.I. have agreed to exchange all of their shares in H.M.I. for shares in the new public company ("Parent").

FOR  VALUABLE   CONSIDERATION,   the  receipt  and   sufficiency  of  which  are
acknowledged, the parties agree to the following:

INTERPRETATION

     1.   The definitions in the recital are part of this agreement

     2.   In this agreement:

          a.   "Acquisition Agreement" means the acquisition attached as Exhibit
               A.
          b. "Acquisition shares" means 13,527,950 of the Parent shares as defined in the Acquisition Agreement.
          c. "Business Plan" means the business plan of the H.M.I., shareholders dated as of January 1, 2001.
          d. "Closing" means February 1, 2001, or later date in accordance with the terms of this agreement.
          e. "Escrow Agent" means 3rd party escrow for the H.M.I. shareholders shares
          f. "Financial Statements" means the management-prepared financial statements of H.M.I. dated December 31, 2000, prepared in accordance with accounting principles and practices generally accepted in the United States.
          g. "Financing" means 2.5 million dollars for the development of H.M.I. as described in the Business Plan and for the development of H.M.I.
          h. "Parent" means a company whose shares are quoted and publicly traded.
          i. "Principals' Shares" means the Principals entire interest in H.M.I.
          j. "Restricted Shares" means 5,000,000 common shares of the Parent owned by principals subject to the trading restrictions of Rule 144 and escrow.
          k. "Rule 144" means Rules 144 of the United States securities Act of 1933.
          l. "Term" means thirty six months from Closing. m. "$" means United States dollars.

TERMS AND CONDITIONS OF THE FINANCING

The Parent



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     3.   I.I.L. will organize the Parent for the purpose of this agreement, and will  ensure  that the  Parent has an  authorized  capital of at least
          20,000,000  shares,  has  no  liabilities  or  potential   liabilities
          exceeding $5,000 dollars, and is in good standing in, and complies with the laws of its incorporation jurisdiction.

     4. The Parent will have approx. 15.5 million shares outstanding when the reorganization is completed, not accounting for the finance shares. IIL will arrange to have the Restricted Shares transferred to the parties set out in Exhibit B of this Agreement.

     5. The parent will change its name following the Closing to H.M.I. or other name adopted by Parent's Board of Directors.

     6. The parent must apply to Standard and Poor's for a manual exemption as soon as possible if applicable.

Advancing and Financing

     7. I.I.L. will provide equity capital by arranging for subscriptions to the finance shares at a price of $.50 per share using only accredited investors.

     8. I.I.L. will arrange for the Financing to be advanced to the Parent in the minimum increments set out in Table 1. The Parent will issue the appropriate number of Shares as each stage of the Financing is completed.

          100,000 February 15, 2001  (Loan) can convert to common @.50 per share
          150,000 March 30, 2001     (Loan) at lenders diccression

          Table No. 1                             Table No. 2
          100,000 April 30th 2001                 1,500,000 per expansion
          100,000 May 30th 2001                   needs based on review of
          100,000 June 30th 2001                  H.M.I.'s performance and
          100,000 July 30th 2001                  on a best efforts basis
          100,000 August 30th 2001
          100,000 September 30th 2001
          100,000 October 30th 2001
          50,000 November 30th 2001

          TOTAL 1,000,000


     9. If the closing is delayed, then each date of forwarding capital in Table 1 is delayed by the same number of days, and the payment due on Closing is due three business days after the Closing.

     10. The Company will give I.I.L. the right of refusal to provide an additional three million dollars of Financing at 1/3 of the prevailing market price for a term of two years. If more than that amount of financing is needed, the Company will give a


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


          written notice of the terms and conditions of its requirements and it's proposed use of proceeds at least two months before it requires the financing I.I.L. must notify the Company in writing within two weeks of its receipt of the Company's notice whether it intends to exercise its right to provide the financing. This right of first refusal ends if I.I.L. refuses to provide a specific financing.

     11. Should the forwarding of capital, as described in table 1, be delayed I.I.L. must notify H.M.I. in writing two weeks prior to the due date. If H.M.I. has not received the capital per schedule two weeks after due date, as described in table 1, it will be considered in accordance with this agreement a breech of the agreement and shall revoke I.I.L. first right of refusal.

INVESTOR RELATIONS

     12. I.I.L. will conduct the Parent's investor and public relations during the Term under a Consulting Agreement to be mutually agreed upon.

     13. The Principals will make themselves available to appear on reasonable notice before investment groups in North America, Europe and Asia, will provide the information and material that the Financing Group requests during the Term.

DIRECTORS AND OFFICERS OF THE PARENT

     14. The Principal, namely Shane Hackett, will become a director of the parent, and will hold the offices indicated as of the Closing day. The principals will add the appropriate person(s) at the appropriate time(s) to the Board of Directors by mutual consent.

     15. Until H.M.I. becomes profitable, principal's salaries shall not exceed $120,000 for Shane Hackett and $80,000 for all other officers for the first year, and will increase by no more than 10% of total H.M.I. gross revenues at the end of the first and second year. Hackett shall receive 3 years employment agreement attached.

     16. As conditions precedent to the advancing of the Financing as set out in table 1

          a. H.M.I. will deliver true copies of its charter documents to I.I.L.

          b. H.M.I. and Principal will sign the Acquisition Agreement and the Principals will deliver the Principals' Shares and I.I.L. Shares to the Escrow Agent, duly endorsed for transfer to the parent in accordance with the terms of this agreement and the Acquisition Agreement.

          c. H.M.I. will deliver the Restricted Shares and the Acquisition Shares to the Escrow Agent, duly endorsed for transfer to the Parent in accordance with terms of this agreement found under the heading "Share Transfer."

          d. The representations and warranties of the Principals must be true and correct in all material respects.


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THE SHARE TRANSFER

     17. As consideration for the Principals' making this agreement, I.I.L. will arrange for the Restricted Shares to be transferred to the order of the Principals, when the Principals' Shares are transferred to the Parent. The Principals will instruct the Escrow Agent in writing of the names of the transferees to receive the Restricted Shares.

     18. The Escrow Agent will deliver the Principals 5, million Restricted Shares, owned by the principals, as indicated of which 2.5, million will be held in escrow per the following schedule:

          2,500,000 shares released at closing for Principals;

          1,000,000 shares released when H.M.I. reaches sales of 7 million;

          1,000,000 shares released when H.M.I. reaches sale of 14 million; and

          500,000 shares released when H.M.I. reaches sales of 21 million.

     19. H.M.I. will make the corporate changes necessary to complete this agreement and the Acquisition Agreement, if the forms of the corporate organizations do not permit the transfers contemplated by this agreement and the Acquisition Agreement.

POSITIVE COVENANTS

     20.  During the Term, the parent, H.M.I. will;

          a.   Maintain their corporate existence,

          b. Conduct their business in a prudent, reasonable and ethical businesslike manner in accordance with good business principles and practices, prudently manage their cash resources, and keep proper books or account in accordance with generally accepted accounting principles and practices.

          c. Deliver to I.I.L. at the end of each month a written report describing any strategic or material modifications of the
               Business Plan, which I.I.L. agrees not to disclose to a third party without the prior authorization of H.M.I.

          d. Deliver to I.I.L. by the twentieth day of each month their consolidated financial statements for the preceding month, consistence of a balance sheet, statement of operations, statement of changes in shareholders' equity, statement of cash flow, and notes to the financial statement, all prepared in accordance with the accounting principles and practices generally accepted in the United States and

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          e.   I.I.L.   will  be  granted  the   privilege  of  hiring   outside
               bookkeeping services if mutually agreed to by the board and will bear the cost of such services.

          f. Deliver to I.I.L. any other information, which I.I.L. reasonably requests.

THE PRINCIPALS

     21. In the capacity of officers and directors the Principals will, at all times use their best efforts during the currency of the agreement;

          a. devote their best efforts to the business of H.M.I. and the Parent as full time employees,

          b. ensure that all of H.M.I. assets and liabilities are limited to H.M.I. and that the parent has no liabilities or potential liabilities except those that relate to the Parent's own administration and the liabilities that the parent must assume under this agreement, and

          c. if the principals are directors of the parent, ensure that the parent does everything that it is rightfully and lawfully obligated to do under this agreement.

     22. Neither H.M.I. nor Parent during the Term, without the written consent of I.I.L. will;

          a. authorize the issuance of or issue any of its shares or other securities except those authorized by this agreement,

          b.   authorize any changes to the Parent's charter documents.

          c. Cause any of its assets to be encumbered in excess of $250,000 as required by corporate leases etc.

          d. Grant any options to directors, officers and employees that may be exercised during the Term without the written consent of I.I.L.

REPRESENTATIONS AND WARRANTIES

I.I.L.

     23. I.I.L. represents and warrants that it has the experience and expertise required to negotiate and finalize the Financing and to perform the Consulting Agreement.

     24.  The principals represent and warrant that:

          a. Nothing in the Business Plan is proprietary to any other person, and the principal's expertise and services to either H.M.I. or the parent are not an infringement of intellectual property rights owned by any person or company.


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


          b. The business Plan truly and accurately reflects the business of H.M.I. and the intention of the Principals.

     25. The Principals represent and warrant that they own the Principals' Shares free of any claim by any person and have the right to transfer them as described in this agreement and have not granted rights to acquire additional interest in H.M.I. to any other person or company. I.I.L. will provide H.M.I. with a written monthly report on the progress of Company share issuance and purchases as it is relative to H.M.I.

THE PRINCIPALS

H.M.I.

     26.  H.M.I. represents and warrants that:

          a. It is a company formed and in good standing under the laws of Florida.

          b. The only persons with any interest or potential interest in H.M.I. are the Principals, and no person has a right to acquire an interest that is outstanding.

          c. It has the legal capacity and authority to make and perform this agreement.

          d.   Will conduct no other business.

          e. No claims against it or any of its members are before any court or regulatory authority, or are pending or threatened, and it is not aware of any ground for any claim that might succeed.

OTHER PROVISIONS

     27. The Principals and H.M.I. acknowledge that this agreement was prepared for them, and that it may contain terms and conditions onerous to them. They expressly acknowledge they have had adequate time to thoroughly review this agreement, and to seek and obtain independent legal advice, and they represent that they have in fact sought and obtained independent legal advice and are fully satisfied with all the terms and conditions of this agreement.

     28. The Parent will pay out of the proceeds of the Financing all-legal and other costs in connection with the making and performing of the Agreement.

     29. This is the entire agreement among the parties and replaces any earlier understandings and agreements whatsoever, whether written or oral.

     30.  Time is of essence of this agreement.


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     31.  This  agreement  is  governed  by the laws of  California  and must be litigated in the courts of California.

     32. Any notice that must be given or delivered under this agreement must be in writing, and delivered by hand to the address, or transmitted by fax to the fax number given for the party on page 1. Further, any such notice is deem3ed to have been received when it is either delivered by hand or transmitted by fax, unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand, or wired as instructed in writing by the receiving party. Any delivery of anything, other than written notice or money, must be delivered by hand receiving party's address.

     33. Neither the Principals nor H.M.I. may assign this agreement or any part thereof to another party.

     34. Any amendment to this agreement must be in writing and signed by the parties.

     35. This agreement ensures to the benefit of, and binds the parties and their respective successors, heirs and permitted assignees.

     36. No failure or delay by I.I.L. in exercising any right under this agreement operates as a waiver of the right. Rights under this agreement are cumulative, and do not preclude I.I.L. from either relying on or enforcing any legal or equitable right or remedy.

     37. If any provision of this agreement is illegal or unenforceable under any given law, the remaining provisions remain legal and fully enforceable.

     38. This agreement may be signed on counterparts and delivered to the parties via fax, and the counterparts together are deemed to be one original document.


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          The Parties' signatures below are evidence of their agreement.





          /s/ M. Yussuf                      /s/ Shane Hackett
          Iwasaka Investments                Hackett Media, Inc.
          Limited                            Shane Hackett
          Muhammad Yussuf


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-Exhibit `B'

Lytec Systems Inc
Suite 103, Beaumont House, Baystreet, Nassau, Bahamas

Colt Holdings Limited
DeCastro Street, Road Town Tortola, British Virgin Islands

Bowater Trading Limited
32 Butterfield Square, Providenciales, Turks and Caicos Islands

Blackstone Management Inc
P.O. Box 1572, Georgetown, Capital Place, Grand Cayman, Cayman Islands

Saxton Corp
International Commercial Centre, Casemates Square, Gibralta

Mahindra and Mahindra Limited
24 Raffles Place, 26-04 Clifford Centre, Singapore 048621

Aerodata Networks Ltd
Happy World House, sir William Newton Street, Port Lewis, Republic of Mauritius

Minoan Shipping Limited
84 Kolokotroni Street, 18535 Piraeus, Greece

Khan Metals and Sundries Limited
P.O. Box 12965, Kampala Uganda

Far Horizon Enterprises Ltd.
Level 23, CP Tower, 313 Silom Road, Bangkok, 10500 Thailand

Stanley Management Limited
Level 23, CP Tower, 313 Silom Road, Bangkok, 10500 Thailand

Ripley Associates Limited
Level 23, CP Tower, 313 Silom Road, Bangkok, 10500 Thailand




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Exhibit `B'

Lytec Systems Inc                         700,943 shares
P.O. Box 339, 9121 Atlanta Avenue, Huntington Beach CA 92646
Suite 103, Beaumont House, Baystreet, Nassau, Bahamas

Colt Holdings Limited                     650,000 shares
P.O. Box 320, 16787 Beach Blvd, Huntington Beach CA92647
DeCastro Street, Road Town Tortola, British Virgin Islands

Bowater Trading Limited                   725,000 shares
32 Butterfield Square, Providenciales, Turks and Caicos Islands

Blackstone Management Inc                 630,000 shares
P.O. Box 1572, Georgetown, Capital Place, Grand Cayman, Cayman Islands

Saxton Corp                               678,000 shares
International Commercial Centre, Casemates Square, Gibralta

Mahindra and Mahindra Limited             700,000 shares
24 Raffles Place, 26-04 Clifford Centre, Singapore 048621

Aerodata Networks Ltd                     680,000 shares
Happy World House, sir William Newton Street, Port Lewis, Republic of Mauritius

Minoan Shipping Limited                   590,943 shares
84 Kolokotroni Street, 18535 Piraeus, Greece

Khan Metals and Sundries Limited          595,000 shares
P.O. Box 12965, Kampala Uganda

Far Horizon Enterprises Ltd.              675,000 shares
Level 23, CP Tower, 313 Silom Road, Bangkok, 10500 Thailand

Stanley Management Limited                720,000 shares
Level 23, CP Tower, 313 Silom Road, Bangkok, 10500 Thailand

Ripley Associates Limited                 501,886 shares
Level 23, CP Tower, 313 Silom Road, Bangkok, 10500 Thailand




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